UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): March 21, 2012

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	December ‘11	January ‘12	February ‘12
Process Management	+15	+5 to +10	+10
Industrial Automation	0 to +5	0 to +5	0 to +5
Network Power	-10 to -5	-5 to 0	0 to +5
Climate Technologies	-10 to -5	-15	-15 to -10
Commercial & Residential Solutions	+5 to +10	+5 to +10	+5 to +10
Total Emerson	0 to +5	0	0 to +5

February 2012 Orders Comments:

Emerson trailing three-month orders reflected modest growth, accelerating from the previous month as Process Management and Commercial & Residential Solutions remained strong and Network Power growth resumed. Climate Technologies orders continued to decline, although at a slower pace than reported last month. Overall, currency exchange rates deducted 1 percentage point. Backlog growth of 10 to 15 percent from the prior year supports a strong sales outlook for the second half of 2012.

Process Management order trends remained robust as high energy prices continue to support global oil and gas investment. Chemical and power end markets reflected solid demand as well. Orders growth was balanced between project and MRO activity, with the measurement and flow businesses particularly strong.

Modest orders growth in Industrial Automation reflected stable capital goods end market demand. Growth in the electrical distribution and ultrasonic welding businesses remained strong, while weakness continued in the wind and solar energy businesses, and European markets softened.

Network Power orders grew slightly, as strength in network power systems in Asia and Latin America and improvement in embedded computing and power end markets were partially offset by continued weak telecommunications investment and challenging economic conditions in Europe. While orders reflected mixed geographic and end market conditions, growth versus prior year was positive for the first time since September 2011.

Global end market weakness continued in Climate Technologies as orders decreased in all geographies. Asia and Europe orders deterioration slowed compared to the prior month, while the pace of U.S. decline remained unchanged. The global refrigeration business grew slightly. Channel inventory remains lean, especially in the U.S.

Commercial & Residential Solutions orders continued to reflect strong growth, led by the professional tools, food waste disposers, and storage businesses. U.S. residential renovation and commercial construction end markets continue to provide solid demand.

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Upcoming Investor Events:

On Tuesday, May 1, 2012, Emerson will issue the Company’s second quarter 2012 results. Management will discuss the results during a conference call at 2:00 p.m. ET (1:00 p.m. CT) the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months after the call.

On Wednesday, May 23, 2012, Emerson Chairman and Chief Executive Officer David N. Farr will present at the Electrical Products Group Conference in Longboat Key, Florida, at 10:45 a.m. ET. The presentation will be posted on Emerson’s website at www.Emerson.com/financial and remain available for approximately three months after the event.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Form 10-K filed with the SEC.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 21, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

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